Exhibit 99.1
July 13, 2010
Audit Committee of Buckeye GP LLC
One Greenway Plaza, Suite 600
Houston, TX 77094
     We hereby consent to the inclusion of our opinion letter, dated June 10, 2010, to the Audit Committee of the Board of Directors of Buckeye GP LLC, which is the general partner of Buckeye Partners, L.P., as Annex E to the proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger (as defined therein), and to the references to such opinion and our firm in such proxy statement/prospectus under the captions entitled “Summary — Opinion of the Partnership Audit Committee’s Financial Advisor,” “Summary — Interests of Certain Persons in the Merger,” “Risk Factors — Risks Related to the Merger and Related Matters,” “Special Factors — Background of the Merger,” “Special Factors — Recommendation of the Partnership Audit Committee and its Reasons for the Merger,” “Special Factors — Financial Projections Provided to Financial Advisors,” “Special Factors — Opinion of Barclays — Financial Advisor to the Partnership Audit Committee,” “The Merger Agreement — Representations and Warranties,” and “Interests of Certain Persons in the Merger — Interests of the Executive Officers and Directors in the Merger.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above referenced Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours, BARCLAYS CAPITAL INC.
By:	/s/ Christopher L. Watson
	Name:	Christopher L. Watson
	Title:	Managing Director

Barclays Capital Inc.	713-236-3955
Barclays Bank PLC, Texas Branch	212-520-0439